CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 10.10.6.2

DoubleClick International TechSolutions Ltd. Eastpoint, Freeman House, 2nd floor, Fairview Dublin 3 Ireland.

DART SERVICE ATTACHMENT FOR PUBLISHERS

This DART Service Attachment for Publishers (the “DFP Attachment”), set forth in this Cover Page and the attached Terms and Conditions, is entered into pursuant to the DoubleClick Master Services Agreement, made by and between DoubleClick International TechSolutions Ltd. (“DoubleClick”) and Company set out below (“You” or “Company”), dated February 27, 2004 (the “Master Agreement”). This Attachment shall be deemed incorporated into the Master Agreement by reference, supplementary to and form part of the Master Agreement.

Company Name (“Company” or “You”): Ask Jeeves Europe Limited

Country of Incorporation: Ireland

Company Registration number: 373923

DFP Effective Date: February 27, 2004

DFP Commencement Date (i.e., the date Your Minimum Monthly Service Fee begins): February 27, 2004

Web Site(s): www.ask.co.uk and other websites owned or operated by Ask Jeeves Europe Limited

Fees: Fees are set forth in the Custom Arrangements and Schedule A attached hereto.

Custom Arrangements, if any	Ad Delivery Service Availability: DoubleClick shall use commercially reasonable efforts to ensure that the Service delivers advertisements at least ninety-eight and a half percent (98.5%) of the time, calculated on a calendar monthly basis as measured by DoubleClick from the data center used by DoubleClick to serve ads on Your behalf; it being understood that Service advertising delivery “down” time (calculated as the difference between 100% and the actual percentage delivery of ads) shall exclude time (i) required for routine system maintenance not to exceed thirty (30) minutes in any calendar month that is performed by DoubleClick so long as such maintenance is performed during low volume time periods, and (ii) resulting from technical malfunctions in the Target Sites’ systems, or any other circumstances beyond DoubleClick’s reasonable control (including without limitation, Internet delays, network congestion and ISP malfunctions). Not withstanding anything to the contrary in the Attachment, in the event that unscheduled down time exceeds one-point-five percent (1.5%) per month in any three (3) consecutive months (the “Downtime Period”), then You shall have the one-time right to terminate this Attachment upon thirty (30) days prior written notice to DoubleClick, such notice to be sent within thirty (30) days of the end of the Downtime Period. The parties agree that the service level and remedy stated above shall not apply to advertisements served in those countries in which DoubleClick does not maintain a data center. The remedy stated above shall be Your sole remedy for any and all unavailability of the Service.

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

Ad Management System Availability: DoubleClick shall use commercially reasonable efforts to ensure that the Ad Management System is available for Your use at least ninety-seven percent (97%) of the time calculated on a calendar monthly basis; it being understood that Ad Management System “down” time shall exclude time (i) required for routine system maintenance (it being understood that (x) the Ad Management System is “down” for routine scheduled maintenance for up to eight (8) hours each Saturday between the hours of 10 AM to 6 PM Eastern time (DoubleClick agrees to provide Company with reasonable advanced notice should the hours for routine scheduled maintenance be adjusted in the future) and (y) advance notice shall not be required for such routine scheduled maintenance) and (ii) resulting from technical malfunctions in Your Web site’s systems, or any other circumstances reasonably beyond DoubleClick’s control (including without limitation, Internet delays, network congestion and ISP malfunctions). Notwithstanding anything to the contrary in the Attachment, in the event that unscheduled down time exceeds three percent (3%) per month in any three (3) consecutive months (the “Downtime Period”), then You shall have the one-time right to terminate this Attachment upon thirty (30) days prior written notice to DoubleClick, such notice to be sent within thirty (30) days of the end of the Downtime Period. The remedy stated above shall be Your sole remedy for any and all unavailability of the System.

Delivery Differential Performance Measurement: In order to adequately determine the latency, if any, caused by an advertisement served by DoubleClick onto the Target Site(s), You are required, at Your own cost and expense, to create a special URL for a 10k of HTML Web page which will be identical to a page within the Target Site, except that instead of containing the DoubleClick ad tag in the HTML for that page, the page should contain a standard 10k of HTML image GIF so that the specially created URL (“Page A”) is identical in size and weight to the page within the Target Site (“Page B”) it is meant to replicate. For ease of measurement, Page B should be a 10k of HTML page that contains a single DoubleClick ad tag accessing a 468 by 60 pixel Ad banner of 10k of HTML. Neither Page A or Page B should contain any other third party service such as Inktomi, Akamai, database calls, etc. If You require assistance in creating Page A and/or implementing this service level, You should contact DoubleClick at SLAhelp@doubleclick.net, it being understood that DoubleClick is under no obligation to commence monitoring this service level until such time as You have created Page A and contacted DoubleClick at the email address above, indicating Your readiness to commence implementation. Once Page A is created and Web enabled, the parties shall have an independent third party Web monitoring entity measure, on a regular basis, the download time of Page A as compared to the download time of Page B (the “Differential Measurement”), with You bearing the cost of such monitoring. For example, if the download time of Page A is 0.8 seconds and the download time of Page B is 1.2 seconds, the Differential Measurement would equal 400 milliseconds. Both parties will have access to the third party Web monitoring entity’s measurements and the URL’s of Page A and Page B in order to monitor the Differential Measurement. To establish the appropriate performance differential level between Page A and Page B (the “Benchmark”) , the parties agree that DoubleClick shall be given forty-five (45) days to monitor and evaluate the delivery differentials between Page A and Page B. The foregoing “Benchmark Establishment Procedure” shall commence as soon as possible after the Commencement Date upon Your notification to DoubleClick that You have created Page A and are ready for implementation. Upon completion of the Benchmark Establishment Procedure, the parties agree to negotiate in good faith the establishment of an appropriate Benchmark. If for any consecutive and successive three (3) month period (each a “Period”), the mean Differential Measurement for

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

each month of that Period is greater than the Benchmark, then You shall have the one-time right to terminate this Attachment upon thirty (30) days prior written notice to DoubleClick, such notice to be sent within thirty (30) days of the end of the Period. The parties agree that the service level and remedy stated above shall not apply to advertisements served in those countries in which DoubleClick does not maintain a data center. The remedy stated above shall be Your sole remedy for any and all Differential Measurements.

Upon prior written notice from You that You have either eliminated one of Your ad products (for example, Branded Response) or that You are using an in-house ad management solution (e.g. a solution that is wholly owned by You or one of your affiliated companies) exclusively with respect to such product, and have therefore, ceased using the DART adserving solution for that product (the product for which DART shall not be used, the “Eliminated Ad Product”), which written notice shall include adequate written documentation (for example, a signed letter from the CEO and/or a public press release, if available) demonstrating such elimination or in-house use, as applicable, DoubleClick shall reduce the Minimum Monthly Service Fee commitment by a percentage equal to the Percentage Volume Decrease (defined below) associated with such Eliminated Ad Product; provided that, in no event shall the Minimum Monthly Service Fee hereunder be less than $13,750 US per month. The “Percentage Volume Decrease” shall mean, for the six (6) month period prior to (x) the date the Eliminated Ad Product is eliminated or (y) the date You commence utilizing the in-house ad management solution exclusively with respect to such product, as applicable, the volume of impressions served by DART hereunder relating to the Eliminated Ad Product, relative to the total, aggregate volume of impressions served by DART hereunder. The example of how the reductions in the Minimum Monthly Service Fee will be calculated as such is demonstrated in Exhibit A.

At any one time, You shall have no more than an aggregate of 30,000 active ad placements within Your DART networks. In the event that Company desires active ad placements in excess of this cap, at Company’s request, DoubleClick shall work with Company in good faith to find an adequate solution and provide it at a mutually agreed price

The pricing offer set forth herein shall expire on February 27, 2004 unless this DFP Attachment is executed by You by such date, or otherwise agreed by DoubleClick in writing.

Company and DoubleClick hereby enter into this Attachment as of the DFP Effective Date.

DoubleClick International TechSolutions Ltd	YOUR COMPANY NAME:

Signature:	Signature:

Name:	Name:

Title:	Title:

Date of signature:	Date of Signature:

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

DoubleClick International TechSolutions Ltd. Eastpoint, Freeman House, 2nd floor, Fairview Dublin 3 Ireland.

DART SERVICE ATTACHMENT FOR PUBLISHERS
TERMS AND CONDITIONS

1. Definitions. All capitalized terms not otherwise defined in these Terms and Conditions shall have the meanings as defined on the Cover Page or in the Master Agreement. “Ad”, or “Advertising”, or “Advertisement” shall mean material that (i) inter alia promotes a brand or products or services and (ii) is provided by You for delivery to Visitors (defined below), and shall include, without limitation, ad banners, badges, buttons and text links. “Advertiser” shall mean any entity or person that advertise or promote or market their own products or services. “Publisher” shall mean any entity or person that desires to use the DFP Service to target and measure advertisements for Advertisers on Publisher’s Web site.

2. DFP Service. The DFP service (the “DFP Service” or “Service”) is a service provided by DoubleClick to Publishers for targeted and measured delivery of Ads from DoubleClick’s servers to the Web Sites set forth on the cover page of this DFP Attachment and any other web sites as agreed by the parties hereto (“Target Sites”). The Ads are displayed to visitors (“Visitors”) to the Target Sites based on criteria selected by You and Your Advertisers.

3. Ad Management System. You and DoubleClick understand that You are required to use DoubleClick’s proprietary Ad Management System software technology (the “System”) in order to receive the DFP Service. Accordingly, DoubleClick grants to You the non-exclusive and non-transferable right to access and use the System, which You can access and use only on DoubleClick’s Web servers by means of a unique password chosen by You, and only for the purposes of: (i) performing projections of Ad impression inventories that might be available through the DFP Service, (ii) uploading and storing Ads for delivery by the DFP Service, (iii) selecting trafficking criteria for the delivery of Ads to Target Sites and Visitors, and (iv) receiving reports of Ad impressions and other data related to the delivery of Ads by the DFP Service.

4. Your Obligations. You shall be solely responsible for soliciting all Advertisers, trafficking of Ads (which shall include the input of Ads into the System) and handling all inquiries of any type or nature. For the avoidance of doubt, subject to Your obligations hereunder, You may use any other advertising management solution at any time. You represent and warrant that DoubleClick shall be Your advertising management solution.

You agree to ensure the Web Site contains the requisite privacy disclosure to cover the DFP Service, the elements of which are set forth in the Master Agreement and/or this DFP Attachment. DoubleClick suggests disclosure substantially similar to the language set forth in Schedule B hereto. It is Your responsibility to remove all tags placed on the Target Sites at the end of the term of this Attachment, otherwise, You shall continue to pay for all impressions generated thereby. For the avoidance of doubt, You shall pay for all fees for default ads. You shall obtain all necessary rights, licenses, consents, waivers and permissions from Advertisers, Visitors and others, to allow DoubleClick to store and deliver Ads and otherwise operate the DFP Service on Your behalf and on behalf of Your Advertisers, and to use any data provided to or collected by the System. You agree to indemnify and hold DoubleClick harmless from and against any claim by any Advertiser arising from Your arrangement to display Advertisers’ Advertising or any other image uploaded by You on the Target Sites. You represent that You have read, and will conform to, DoubleClick’s statement on privacy that can be found on the DoubleClick Web site. You agree never to alter any DoubleClick ad placement tags in such a way as to pass information to DoubleClick that DoubleClick could use or recognize as personally-identifiable or sensitive information; never link any personally-identifiable information to any DoubleClick cookie set on the DoubleClick.net domain; and never set, alter or delete a cookie set on the DoubleClick.net domain. DoubleClick shall have the right to immediately terminate this DFP Attachment upon written notice to You should You breach the provision in the preceding sentence. To the extent that You elect to place ad placement tags in Your email publications, You agree that the email lists to which such publications are sent shall be “consent” based, meaning the user has made the decision (which can be pursuant to an

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

opt-out standard if such user is a customer of Yours, or pursuant to an opt-in standard for third party emails if the list is a third party’s list) to add his or her email address to a list to receive emails from You. DoubleClick reserves the right, in its sole discretion, to restrict or ban Your use of ad placement tags in Your or Advertisers email publications if DoubleClick receives “spam” complaints about these mailings. You further agree that Advertisements provided to DoubleClick and/or delivered for You, and Your other promotional and marketing activities in connection with the use of the DFP Service, including the Target Sites, shall not be deceptive, misleading, obscene, defamatory, illegal or unethical.

During the term of this DFP Attachment, DoubleClick reserves the right to upgrade the Service and System, including without limitation, modifying the DFP report interfaces and delivery formats. You acknowledge that such upgrade may require additional free training of Your employees accessing the Service and System, and may require reasonable revisions to Your privacy policy. You agree to work with DoubleClick to effectuate any such upgrade in a timely manner. In cases where such upgrade adds new functionality to the Service, and if You wish to use such new functionalities, DoubleClick may at its option charge reasonable additional fees for such functionality. You acknowledge that the DFP Service and the System can be used to target, measure and traffic advertisements in many different ways and based on many different types of data. You represent and warrant that You and Your Clients will not use the DFP Service or the System in a way or for any purpose that infringes or misappropriates any third party’s intellectual property rights or infringes any applicable privacy or personal data laws or regulations. If this Attachment is terminated due to a material breach by You of Your obligations under this Attachment or the Master Agreement, without prejudice to the legal remedies available to DoubleClick, You shall promptly pay DoubleClick the Minimum Monthly Service Fee for each month in the balance of the term of this Attachment.

6. DoubleClick’s Obligations. DoubleClick’s sole obligations hereunder shall be (i) to deliver Ads through the DFP Service according to the trafficking criteria selected by You using the System, (ii) to provide web-based support via the DoubleClick support web site twenty-four hours per day, seven days per week (excluding reasonable downtime during low usage hours for routine maintenance as further specified under “Custom Arrangements” on page one) , and (iii) to provide two (2) logins (defined as a user name and password access to the DoubleClick training module for a specific user) to DoubleClick’s Web-based training module as set forth in Schedule A during the first year of the term of this DFP Attachment, explaining the proper use of the DFP Service and the System (the cost for such logins for the first year of this Attachment is included in the Initial Set-Up Fee, additional log-ins during said first year, if required, and any log-ins after said first year shall be available at the rates set forth in Schedule A). Support services may not be deployed by You to investigate ad serving discrepancies with Target Sites, which discrepancies are less than twenty percent (20%) with a non-DART enabled Target Site or less than five percent (5%) with a DART enabled Target Site. During the term of this DFP Attachment, DoubleClick reserves the right to periodically archive data collected hereunder with advanced written notice to You. Once archived, the data may be retrieved upon request as a Custom Report, as described in Schedule A. DoubleClick makes no representations or warranties to You regarding, and disclaims all liability arising from, the timeliness of the delivery of Your reports hereunder. If You require in-person training, including Spotlight tag creation training, or on site training, DoubleClick shall provide such training to You, when available, at the rates for such training set forth in Schedule A. For on site training, You agree to reimburse DoubleClick for its actual travel and lodging expenses, as well as all training facility fees and a daily overhead fee. You shall not permit any of Your employees to access and use the DFP Service or the System, including without limitation, to book or modify ad placements or create Spotlight tags unless any such employee has successfully completed the web-based training and has been so certified by DoubleClick. To access and view reports, Your employees do not need to complete training.

You may elect to use DoubleClick’s standard rich media templates that You can use to upload images in order to book rich media campaigns through the System subject to paying the applicable fees set out in Schedule A. Once You have commenced using such rich media functionality, You shall be liable to pay the rates for such functionality for the duration of the term of this Attachment, regardless of Your usage level for such functionality. DoubleClick disclaims all liability for any non-DoubleClick standard rich media templates that You may create and use in connection with the System.

7. Fees. You shall pay DoubleClick all fees set forth in this Attachment (including without limitation, fees under Custom Arrangements, in Schedule A attached to this DFP Attachment and Statements of Work (defined in Clause 9) in accordance with the payment terms set forth herein and/or in the Master Agreement. The Initial Set-Up Fee is a one-time, non-creditable, non-refundable fee, payable upon receipt of DoubleClick’s invoice for such fees. The Monthly Service Fees and/or Minimum Service Fees are recurring, non-refundable, non-creditable fees, payable

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

within thirty (30) days after receipt of an invoice from DoubleClick for such fees. If You choose to purchase the Professional Services set forth in Schedule A and further described in Clause 9 herein, You shall pay DoubleClick the fees set forth in Schedule A related to such Services. Prior to DoubleClick’s commencement of Services hereunder and if You fail to pay DoubleClick as set forth in the Master Agreement at any point during the DFP Term, You are required, upon DoubleClick’s written request, to provide DoubleClick with the information necessary to enable DoubleClick to perform a credit check of You. If such credit check indicates that You have a credit rating of “C” or below, DoubleClick has the right to require a deposit equaling one (1) months’ worth of Your Minimum Monthly Service Fees (set forth in Schedule A). Such deposit will be held by DoubleClick until such time as You do not have any delinquent invoices for six (6) consecutive months. At such time, DoubleClick agrees to apply Your deposit against ensuing invoices until such time as the deposit is reduced to zero. At any time during the DFP Term and without limiting any rights of DoubleClick set forth in the Master Agreement and this DFP Attachment, DoubleClick has the right to apply the deposit (or a portion thereof) against Your delinquent payments, if any, after notifying You in writing and require You to immediately replenish any portion of the deposit that has been so depleted. If You fail to replenish the deposit within ten (10) business days from written notice from DoubleClick, DoubleClick has the right to immediately suspend Services without liability to You, the Service not to be reinstated until You pay all overdue amounts and replenish the deposit. If DoubleClick is still maintaining the deposit at the end of the DFP Term and You have no delinquent payments outstanding, DoubleClick agrees to apply the deposit or the remaining portion thereof, if any, against Your final Monthly Service Fees.

8. Data. You have the sole and exclusive right to use all data derived from Your use of the DFP Service, for any purpose related to Your business; provided that DoubleClick may use and disclose the Visitors’ data derived from Your use of the DFP Service only (i) for DoubleClick’s reporting purposes, consisting of compilation of aggregated statistics about the DFP Service (e.g., the aggregate number of ads delivered) that may be provided to customers, potential customers and the general public and shall not include any personally-identifiable information; and (ii) if required by a court order, governmental agency or law. Upon Your request, and in exchange for a reasonable fee, DoubleClick shall provide You with a copy of any such use.

9. DFP Term. Unless terminated earlier in accordance with the termination rights set forth in this DFP Attachment, the term of this DFP Attachment shall be for a period of three (3) years from the DFP Commencement Date (the “DFP Term”); provided, however that You shall have the right to terminate this Attachment, effective the DART Delivery End Date (as defined below), upon no less than thirty (30) days prior written notice, if such notice includes adequate written evidence (for example, a signed letter from Your CEO and/or a public press release, if available) that (i) You or one of your affiliated companies has bought or built an in-house advertising management solution that, as of the DART Delivery End Date, You will be using exclusively for all of Your and Your affiliates’ ad products , it being understood that the term “affiliates” as used in this sentence shall be deemed to mean entities under common control with, controlling or controlled by Ask Jeeves Europe Limited or (ii) You have disbanded Your ad sales business in its entirety with respect to any and all Web site(s) owned or managed by You and Your affiliate(s) (e.g. You have ceased to sell ad space on such Web site(s) whether directly or through a third party); it being understood that the term “affiliates” as used in this sentence shall be deemed to mean entities under common control with or controlled by Ask Jeeves Europe Limited. “DART Delivery End Date” shall mean the date You commence using the in-house solution referenced in (i) above exclusively, or the date You disband Your ad sales business pursuant to (ii) above. For purposes of clarification hereunder, You shall not have the right to terminate in accordance with the preceding sentence if You are using a third party ad management solution, directly competitive with DoubleClick’s DART service, with respect to any of Your ad products.

10. Professional Services. DoubleClick will provide the professional services set forth in Schedule A as may be requested by You in writing from time to time during the term of this DFP Attachment at the applicable rates set forth therein. DoubleClick shall, however, have the right to adjust such services and pricing in its sole discretion upon providing You with thirty (30) days’ prior written notice except that DoubleClick shall not have such right in respect of such services that have been requested by You and accepted for performance by DoubleClick or for which an SOW (defined below) has been signed by both parties prior to such revisions. As set forth in Schedule A, for certain professional services, the parties shall execute mutually agreed upon statements of work for professional services to be performed by DoubleClick, such statements of work shall be deemed to be attached to and made a part hereof (each, a “Statement of Work” or “SOW”). In the event You require any additional services not listed in Schedule A, if commercially reasonable, DoubleClick agrees to provide such services pursuant to a mutually agreed

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

upon Statement of Work which shall include, without limitation, the applicable fees, payment schedule, and delivery schedule for such services. Unless otherwise expressly provided in an SOW, all services provided under any Statement of Work shall constitute a Service under this DFP Attachment. Unless otherwise expressly provided in the Statement of Work, all work product or services provided by DoubleClick shall be the sole and exclusive property of DoubleClick (save and except any of Your or Your Clients’ trademarks or service marks which may be contained therein and which shall remain Your or Your Clients’ property), and DoubleClick grants to You and Your Clients a non-exclusive, non-transferable, license during the term of this Attachment to publicly perform, display and use any work product developed hereunder solely in connection with the terms and conditions of this DFP Attachment.

—end of page—

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

SCHEDULE A-Fees

I.	SETUP

INITIAL SETUP FEE:	n/a — renewal

•	Ad serving requirements review with a DoubleClick consultant

•	Set up of 1 dedicated Network in DFP system

•	Set up of 4 user accounts to access the system

•	Set up of 4 user accounts to access the 24/7 support site as well as knowledge base and documentation

•	3 online training logins during the first year of the term of this Attachment

Custom set-ups are subject to pricing and further terms and conditions set out in a separate SOW to be mutually agreed and signed by both parties.

Any customers’ duration of deployment that exceeds designated amount of days above will be charged at the standard daily consulting rate listed in Section IV.

II.	AD SERVING FEES

MONTHLY SERVICE FEES

SERVICE FEES (ADSERVING)

Combined No. of	Service Fees per thousand Paid
impressions**	Ads per month (CPM)
0-1,500,000,000	[***]
1,500,000,001 and above	[***]

*House Ads are to be redirected to be served by your own bandwidth. If house ads are not redirected, the impressions shall be charged at the Paid Ad rates.

**The Monthly Service Fee shall be based on the number of total impressions delivered through the DFP Service on behalf of You each month hereunder together with the impressions served through the DART Service Attachment for Publishers between DoubleClick Inc. and Ask Jeeves, Inc. dated as of the Effective Date hereof, divided by one thousand (1,000) and multiplied by the applicable Monthly Service Fee Rate (CPM) set forth above. The pricing set forth above is tiered, meaning that if the monthly impression level crosses into multiple tiers, for all monthly impressions in the initial tier, the corresponding rate shall apply, for all impressions in the second tier, the corresponding rate shall apply, etc.

Grey gif, System defaults, and broken images that are served by the DFP Service for creative trafficked by You shall be counted in determining the number of Your monthly Ad impressions. Unless otherwise expressly provided for in this Schedule, the Monthly Service Fee rates set forth above are applicable only for advertisements served and supported from DoubleClick data and support centres designated by DoubleClick. If You request that advertisements be served and/or supported from a particular data and/or support centre, the parties shall separately negotiate this.

*** Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

MINIMUM MONTHLY SERVICE FEE:	US $20,000

If the sum of Your Monthly Service Fee and Click Fee in a given month (both fees described in this Section II) is less than the Minimum Monthly Service Fee in such given month (commencing on the DFP Commencement Date or the first full month after the DFP Commencement Date, if such date is not within the first ten (10) days of the month, regardless of whether or not You have commenced serving advertising using the DFP Service), You shall owe DoubleClick the Minimum Monthly Service Fee for that month.

FEES FOR ADS GREATER THAN AD SIZE LIMIT

Ad size Limit: 20 Kbytes

DoubleClick has the right to charge You, and You agree to pay, additional fees for all impressions for advertisements served by DoubleClick hereunder that exceed the Ad Size Limit. Ad size is equal to the amount of disk space occupied by the advertisement and all its component parts, as measured by DoubleClick on its servers. Fees for impressions for ads that exceed the Ad Size Limit shall be in addition to Your Monthly Service Fee for those ad impressions and shall be based on the following tiers and corresponding CPM rates based on the volume of impressions for oversized ads falling within each tier each month:

File Size	Additional CPM Rate
21 Kytes to 40 K	[***]
40 K to 75 K	[***]
76 K to 125 K	[***]
Over 125 K not recommended	[***]

For example, if during a particular month of the DFP Term, DoubleClick has served on Your behalf 1,000,000 Ads which were 25k and 4,000,000 Ads that were 42k , You would owe DoubleClick an additional fee of $[***] such month (1,000,000 x $[***] CPM, plus 4,000,000 x $[***] CPM). If Your Monthly Service Fee for that month for all Ads served by DoubleClick (including the oversized Ads) was $1,000, Your cumulative Ad delivery fee for such month would equal $1,275.

CLICK FEE: If You elect to use a DoubleClick tag to track the click, without, at the same time, delivering an ad impression associated with such tag, You shall use the “text-link” creative type and agree to pay a click fee equal to $[***] per click

For the avoidance of doubt, You shall have to pay for system default ads and impressions served due to You not removing tags at the end of a campaign or this Attachment.

OPTIONAL MODULES:

Rich Media Trafficking Module Use Fee	[***] / month

The rich media trafficking module is an optional module of the System that automates certain aspects of creating and trafficking rich media. The fee includes use of the rich media templates and access to the rich media “expert rules system”.

*** Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

III.	TRAINING

DOUBLECLICK TRAINING MODULE

Training logins are not necessary to access System reporting. The number of Your employees who can log support cases with DoubleClick, however, is limited to the number of training logins for which You have contracted to receive.

If You request logins in addition to the training logins provided to You as part of Your Setup (see Section I of this Schedule A), You will be charged at the rate of €1000 per additional login, such fee to be pro-rated for the remainder of the then-current year, if purchased in the middle of a year. All logins are valid for twelve (12) months from the date such login is activated. Unless You elect to cancel a training login by providing DoubleClick with at least thirty (30) days advance written notice of such cancellation prior to the end of the then-current year, You will be automatically billed at the end of each year, a €1000 fee per login for training for the following year.

Ask Jeeves will get two credits for two training days (within a DoubleClick office) free of charge per quarter – credits valid in that specific quarter only. Instructor-led training local onsite is available at the rate of $500 per day. Instructor-led training is available at the rate of €1500 per day at DoubleClick’s offices or €2,500 per day on site. For training on site, You agree to reimburse DoubleClick for its actual travel and lodging expenses, as well as all training facility fees and a daily overhead fee. All instructor led training will be provided by either a full time DoubleClick employee or a certified preferred vendor of DoubleClick.

DoubleClick reserves the right to suspend, revoke or terminate any training logins if (i) You have amounts past due pursuant to this DFP Attachment, (ii) You have materially breached a provision of the DFP Attachment or Master Agreement, or (iii)You are sharing Your logins amongst multiple employees.

IV.	PROFESSIONAL SERVICES

(ONLY THOSE SERVICES MARKED WITH AN ASTERISK (*) REQUIRE A STATEMENT OF WORK to be mutually agreed and signed by both parties (“SOW”). For non-asterisked services listed below, DoubleClick shall invoice You on a monthly basis for performance of those services on Your behalf during any month of the term of this Attachment, at the rates set forth below.)

CUSTOM REPORTS*	Pricing to be set forth in applicable SOW
Monthly Maintenance fees defined in SOW.

One-time, weekly or monthly queries with custom fields selected by You. Pricing is dependant on the size of the file as well as the development time required to create the report.

SNAPLOG REPORTS*	Pricing to be set forth in applicable SOW
Monthly Maintenance fees defined in SOW.

SNAPLogs are records regarding specific impression and click activity within Your network. These records are based on the log files created by DoubleClick’s ad servers. Each record contains information for that specific impression or click generated within the Your DFP network.

ON-SITE CONSULTING*	Pricing to be set forth in applicable SOW

A DoubleClick consultant works directly with You to apply skills You learned through training to day-to-day situations, and/or assists with network re-designs. For Sales Engineer consulting, You agree to reimburse DoubleClick for its actual travel and lodging expenses.

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment

SCHEDULE B

DoubleClick’s Suggested Privacy Disclosure

“We use a third-party advertising company to serve ads when you visit our Web site. This company may use information (not including your name, address, email address or telephone number) about your visit to this Web site in order to provide advertisements about goods and services that may be of interest to you. In the course of serving advertisements to this site, our third-party advertiser may place or recognize a unique “cookie” on your browser. If you would like more information about this practice and to know your choices about not having this information used by this company, please click here.” <http://www.doubleclick.net/us/corporate/privacy>

—end of page—

DoubleClick’s initials:           Company’s initials:

©2000-2002 DoubleClick Inc. All rights reserved.

DFP Attachment